Exhibit 99.1

CONTACT:	Robert Atkinson, Too, Inc.
Phone 614-775-3739
Too Inc. Reports Record Third Quarter Sales and Earnings
Higher Sales and Earnings Forecast for Fourth Quarter
     NEW ALBANY, Ohio; November 16, 2005 — Too, Inc. (NYSE: TOO), today announced its operating results for the third quarter ended October 29, 2005, which included:
     — Net sales increasing 16% over third quarter last year and comparable store sales increasing 8%;
     — Gross income as a percentage of net sales improving 200 basis points;
     — Earnings per share increasing 45%.
Third Quarter Results
Too, Inc. had record third quarter 2005 net income of $16.0 million, or $0.48 per diluted share, on net sales of $203.5 million, compared to third quarter 2004 restated net income of $11.4 million, or $0.33 per diluted share, on net sales of $175.0 million. The restatement for the 2004 period was the result of the company’s previously disclosed change in accounting practices for store leases.
The company said the earnings increase for the 2005 period was primarily a result of higher net sales and merchandise margin improvement.
Limited Too had an 8% increase in comparable store sales for the third quarter on top of an 11% increase for the like period last year. Justice had a 19% comparable store sales increase for the 33 stores open for more than one year.
“Limited Too and Justice are producing great top-line results, while remaining less promotional and controlling expenses,” said Mike Rayden, Too, Inc. Chairman, President and Chief Executive Officer. “These are efforts that drive higher earnings growth.”
Nine Month Results
For the nine months ended October 29, 2005, Too, Inc. had net income of $27.4 million, or $0.80 per diluted share, on net sales of $522.9 million, compared to restated net income for the like period last year of $18.0 million, or $0.52 per share, on net sales of $469.1 million. The earnings improvement was largely a result of higher sales and merchandise margin improvement.
Store Growth
Justice opened 20 stores during the 2005 third quarter, including its first locations in Colorado, Mississippi, New York and Oklahoma. As of today, the company has opened 52 Justice stores this year and expects to open 5 more before the end of November, finishing the year at 92 stores.

Limited Too remodeled 11 existing stores during the quarter, opened 9 new stores and closed 1 underperforming store. The company operated 572 Limited Too stores at October 29, 2005.
Stock Repurchase Program Amended
As a means of further enhancing shareholder value, Too’s Board of Directors has amended the Company’s share repurchase program to restore the amount that may be used to repurchase shares to $125 million over a two year period beginning November 17, 2005. The purchases may occur from time to time, subject to market conditions, in open market or in privately negotiated transactions, and in accordance with Securities and Exchange Commission requirements. There can be no assurance that the Company will repurchase any shares under the amended share repurchase program.
Since the original authorization by the Board in November 2004, the company repurchased approximately 2.7 million shares of its common stock.
Fourth Quarter Outlook
Too said it expects fourth quarter earnings per share to increase 19% to 22%, to a range of $0.80 to $0.82 per share, based on an estimated comparable store sales increase in the mid-single digit range for the period. Too, Inc. reported net income of $23.6 million, or $0.67 per diluted share, for the fourth quarter, 2004.
Commenting on the fourth quarter outlook, Mike Rayden said, “Our strong sales results for the first 15 weeks in fall season give us every encouragement that Limited Too and Justice will both have successful holiday seasons.”
Conference Call and Webcast
Too, Inc. will host a conference call with security analysts beginning at 9:00 a.m. ET today, Wednesday, November 16, 2005, to review the operating results for the third quarter ended October 29, 2005. Interested participants can press (800) 811-8824 a few minutes before the 9:00 start in order to be placed in queue. The conference call reference code is 9033141. This call is also being webcast over the Internet by CCBN and is being distributed over their investor distribution network. Individual investors can listen to the webcast at http://www.fulldisclosure.com. Institutional investors can access the webcast at http://www.streetevents.com. The webcast will also be available at Too’s corporate website, www.tooinc.com.
About Too, Inc.
Too, Inc. (NYSE: TOO) is a leading specialty retailer for young girls. At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware ‘tween (ages 7 to 14) girls. Limited Too currently operates 573 stores in 46 states and Puerto Rico, and has a select number of international franchised stores. Limited Too publishes a catalog coinciding with key ‘tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for ‘tween girls, offering sportswear, key accessories and lifestyle items to value-conscious customers, predominantly in off-the-mall store locations. Justice currently operates 87 stores across the United States.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s 2005 financial and operating results within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2005 and beyond to differ materially from those expressed in the forward-looking statements. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tooinc.com
*****

Too, Inc.
Consolidated Statements of Operations
For the Thirteen Weeks Ended October 29, 2005 and October 30, 2004
(unaudited, in thousands, except per share data)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	October 29,	% of	October 30,	% of
	2005	Sales	2004	Sales
			(Restated)
Net sales	$203,519	100.0%	$174,987	100.0%
Cost of goods sold, including buying and occupancy costs	122,995	60.4%	109,205	62.4%

Gross income	80,524	39.6%	65,782	37.6%
General, administrative and store operating expenses	56,232	27.6%	47,803	27.3%

Operating income	24,292	12.0%	17,979	10.3%
Interest income, net	583	0.3%	271	0.1%

Earnings before income taxes	24,875	12.3%	18,250	10.4%
Provision for income taxes	8,872	4.4%	6,839	3.9%

Net income	$16,003	7.9%	$11,411	6.5%

Net income per share:

Basic	$0.48		$0.33
Diluted	$0.48		$0.33

Weighted average common shares:

Basic	32,996		34,531

Diluted	33,387		34,927

Too, Inc.
Consolidated Statements of Operations
For the Thirty-Nine Weeks Ended October 29, 2005 and October 30, 2004
(unaudited, in thousands, except per share data)

	Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 29,	% of	October 30,	% of
	2005	Sales	2004	Sales
			(Restated)

Net sales	$522,867	100.0%	$469,072	100.0%
Cost of goods sold, including buying and occupancy costs	327,073	62.6%	308,251	65.7%

Gross income	195,794	37.4%	160,821	34.3%
General, administrative and store operating expenses	154,822	29.6%	132,891	28.3%

Operating income	40,972	7.8%	27,930	6.0%
Interest income, net	1,410	0.3%	685	0.1%

Earnings before income taxes	42,382	8.1%	28,615	6.1%
Provision for income taxes	15,003	2.9%	10,576	2.3%

Net income	$27,379	5.2%	$18,039	3.8%

Net income per share:

Basic	$0.81		$0.52
Diluted	$0.80		$0.52

Weighted average common shares:

Basic	33,718		34,460

Diluted	34,044		34,817

Too, Inc.
Consolidated Balance Sheets
As of October 29, 2005 and January 29, 2005
(unaudited, in thousands, except share amounts)

	October 29,	January 29,
	2005	2005
ASSETS
Current Assets:
Cash and equivalents	$32,944	$26,212
Investments	100,421	158,630
Restricted assets	1,165	954
Receivables	11,103	10,476
Income taxes receivable	—	368
Inventories	90,141	62,441
Store supplies	12,038	13,464
Prepaids and other assets	11,053	10,082

Total current assets	258,865	282,627

Property and equipment, net	199,240	180,449
Long-term investments	10,565	6,776
Deferred income taxes	11,032	9,046
Other assets	16,434	14,798

Total assets	$496,136	$493,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$38,756	$29,431
Accrued expenses	53,994	47,582
Income taxes payable	19,798	24,559

Total current liabilities	112,548	101,572

Deferred tenant allowances from landlords	47,077	44,529
Other long-term liabilities	27,614	25,071

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, 50 million shares authorized	—	—
Common stock, $.01 par value, 100 million shares authorized, 35.7 million and 34.9 million shares issued, 33.0 million and 34.7 million shares outstanding at October 29, 2005 and January 29, 2005, respectively	357	349
Treasury stock, at cost, 2,720,409 and 165,709 shares at October 29, 2005 and January 29, 2005, respectively	(60,595)	(4,391)
Paid in capital	142,908	127,718
Retained earnings	226,227	198,848

Total shareholders’ equity	308,897	322,524

Total liabilities and shareholders’ equity	$496,136	$493,696

Too, Inc.
Store Operating Data
For the Thirteen Weeks Ended October 29, 2005 and October 30, 2004

	October 29,	October 30,
Too Inc. Store Count	2005	2004

Beginning of quarter	629	590
Opened	29	11
Closed	(1)	(1)
Hurricane damaged stores closed	(3)	0

Quarter-to-date	654	600

Other Operating Data

Justice stores	82	33
Total square feet at period end (in thousands)	2,726	2,482